UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

TRANSKARYOTIC THERAPIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      This filing consists of a memorandum distributed by Transkaryotic Therapies, Inc. (“TKT”) to its employees on June 3, 2005.

MEMORANDUM

To:	All TKT Employees

From:	Linda Petttingell

Date:	June 3, 2005

Re:	Employee Frequently Asked Questions Regarding Shire’s Proposed Acquisition of TKT

As we continue to work toward closing the proposed acquisition with Shire, we intend to provide regular email updates on TKT employees’ frequently asked questions. Through ongoing communications with the HR department and managers, the following questions have been asked repeatedly. Over the next several weeks, we will prepare and distribute additional questions.

TKT Employee Frequently Asked Questions Regarding Shire’s Proposed Acquisition of TKT

1.	Is something additional going to be done for employees who have stock options that will be underwater on the day of the close and what happens to the underwater options?

All stock options will be cancelled at closing of the proposed acquisition. Options below $37 will receive payment for the spread following closing. Unfortunately, options priced at $37 or above will not receive payment. Stock option grants are the result of the timing of an employee’s hire date or the date of subsequent option grants and the closing stock price on the date of the particular grant.

All eligible full- and part-time employees will receive a Shire option grant within six months after the closing. These grants will be made under the plans in place at Shire at the time of the grant, and according to Shire’s stock option grant guidelines.

2.	Is United Health Care (UHC) going to be the health care carrier for Cambridge, Massachusetts based employees in 2006?

We will maintain our current Blue Cross Blue Shield plan for the remainder of 2005. As part of the annual benefits renewal process, Shire will be reviewing health care providers and selecting a carrier for 2006. We expect Shire to communicate decisions with respect to the healthcare provider for 2006 in the fourth quarter of this year.

3.	Is every TKT employee eligible for the retention bonus?

Yes, every employee, in good standing, who is on the TKT payroll on the day of the close, is eligible for the retention bonus. For more details, please review the Employee Retention and Benefits memo that was attached to the May 10, 2005 all-employee email.

4.	Does the retention bonus mean everyone will have jobs after the merger? If an employee is affected will he or she receive a severance package?

Although the retention bonus does not mean that everyone will retain his/her job, we do not anticipate a reduction in staffing levels in the discover, develop, make and sell functions of TKT.

Shire anticipates retaining the maximum number of employees possible in the corporate support functions. Integration teams from each of these functions will be working over the next 8-10 weeks to help design the structure of the functional areas in support of the new business model. In the event that an employee’s position is affected due to the merger, the process will be as follows:

1.	The affected employee’s manager and Human Resources would consider redeploying the employee by determining if there is another job within the new business unit and/or within Shire that he/she is qualified for. Relocation assistance will be available to employees who are offered new jobs at other locations.

2.	If redeployment is not determined to be the best course, salary continuation, outplacement and COBRA payments will be available for the employee.

3.	This process is designed to help the employee transition. Specific details will be shared with the individual affected employee at the appropriate time. Employees will be notified at earliest possible date.

5.	What is the sick day policy after the close of the merger?

For the remainder of 2005, we will continue with TKT’s sick day practice of up to 7 days per calendar year. Beginning in 2006 we will follow Shire’s sick day policy. This policy is currently under review and will be communicated to employees in the next few months.

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Important Additional Information Will Be Filed with the SEC
This communication may be deemed to be soliciting material in respect of the proposed transaction with Shire. In connection with the proposed transaction with Shire, TKT has filed with the SEC a preliminary proxy statement and plans to file with the SEC and mail to its stockholders a definitive proxy statement. The preliminary proxy statement contains, and the definitive proxy statement when it becomes available will contain, important information about TKT, the transaction and related matters. Investors and security holders are urged to read carefully the preliminary proxy statement and the definitive proxy statement when it becomes available.

Investors and security holders may obtain free copies of the preliminary proxy statement and other documents filed by TKT with the SEC, including the definitive proxy statement when it is filed, through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the definitive proxy statement from TKT by contacting Corporate Communications.

TKT, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions with Shire. Information regarding TKT’s directors and executive officers is contained in TKT’s Annual Report on Form 10-K for the year ended December 31, 2004, as amended on May 2, 2005, its Quarterly Report on Form 10-Q for the quarter ended March 31,

2005, its proxy statement for its 2004 Annual Meeting of Stockholders dated April 27, 2004, its Current Reports on Form 8-K dated March 30, 2005, April 15, 2005 and April 27, 2005 and its preliminary proxy statement relating to the proposed transaction with Shire dated May 19, 2005, each of which is filed with the SEC. As of May 16, 2005, TKT’s directors and executive officers and their affiliates, including Warburg Pincus Equity Partners, L.P., beneficially owned approximately 5,523,536 shares, or approximately 15.3%, of TKT’s common stock. All outstanding options for TKT common stock, whether or not vested, including those held by current directors and executive officers, will be cashed out in the merger based on the $37 per share purchase price. In addition, Shire has committed to maintaining TKT’s 2005 Management Bonus Plan, in which TKT executive officers participate, in accordance with its current terms in respect of the 2005 performance year. Following the merger, Shire has agreed to provide certain retention and severance benefits to TKT’s employees, including its executive officers. Additional information regarding the interests of potential participants is included in the preliminary proxy statement related to the proposed transaction and other documents filed by TKT with the SEC and will be included in the definitive proxy statement and other relevant documents to be filed with the SEC.

Safe Harbor for Forward-Looking Statements
This memo contains forward-looking statements regarding the proposed transaction between Shire and TKT, the company’s development of certain products, including ReplagalTM, I2S and DynepoTM, the timing of clinical trials, clinical trial results and regulatory filings, and statements regarding the company’s financial outlook, as well as statements about future expectations, beliefs, goals, plans or prospects, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “should,” “could,” “will,” “may,” and similar expressions. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of the stockholders of each company and to obtain regulatory clearances; the ability to consummate the transaction; whether any of TKT’s products will achieve the commercial success anticipated by the company; whether competing products will reduce the market opportunity for such products; whether I2S will be safe and effective as a treatment for Hunter syndrome; whether GA-GCB will be safe and effective as a treatment for Gaucher disease; whether the company will be able to successfully complete clinical trials of its products; enrollment rates for clinical trials; whether the results of clinical trials, will be indicative of results obtained in later clinical trials; whether future clinical trials will be conducted and conducted on a timely basis; the ability of the company and its collaborators to successfully complete development of its products; the ability to manufacture sufficient quantities of its products to satisfy both clinical trial requirements and commercial demand; the timing of submissions to and decisions by regulatory authorities in the United States, Europe, Japan and other countries regarding clinical trials and marketing and other applications; whether the FDA and equivalent regulatory authorities grant marketing approval for the company’s products on a timeline consistent with the company’s expectations, or at all; the availability and extent of coverage from third party payors and the receipt of reimbursement approvals for the company’s products; whether competing products will reduce any market opportunity that may exist; results of litigation; whether the company will be successful in establishing European manufacturing for DynepoTM; and other factors set forth under the caption “Certain Factors That May Affect Future Results” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, which are on file with the SEC and which factors are incorporated herein by reference. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if its expectations change.